RPAC RACING, LLC

SUBSCRIPTION AGREEMENT FOR PREFERRED UNITS OF RPAC RACING, LLC

This Subscription Agreement for Preferred Units (the "Agreement"), dated as of December 1, 2021, is by and between WARP SPEED, LLC, a Nevada limited liability company (the "Buyer"), MAURICE J. GALLAGHER, JR., an individual citizen of Nevada and ultimate parent of Buyer ("Gallagher") and RPAC RACING, LLC, a Delaware limited liability company (the "Company"), and is executed and delivered in connection with a private offering (the "Offering") of 9,999 Units of membership interests in the Company (the "Preferred Units"), which will represent 99.99% of the Preferred Units of the Company, in exchange for the consideration set forth below.

BACKGROUND

A. The Company is engaged in the business of owning, operating and promoting the No. 43 race car and team and the No. 51 race car and team (collectively, the "Team") participating in the NASCAR Cup Series (the "Series"), as well as one hundred percent of the interests of Petty Ware Racing, LLC, a North Carolina limited liability company ("Petty Ware Racing"), which owns and operates Charter No. 2 (as defined below) (the "Business").

B. Substantially concurrently with the Closing, the Buyer will enter into that certain (i) Membership Interest Purchase Agreement (the "Medallion MIPA"), dated as of the date hereof, among the Medallion Entities, the Company and the Buyer pursuant to which the Medallion Entities sell their membership interests in the Company; and (ii) Membership Interest Purchase Agreement (the "Moffitt MIPA"), dated as of the date hereof, among the Moffitts, the Company and the Buyer pursuant to which the Moffitts sell their membership interests in the Company.

C. The Buyer and Gallagher will enter into that certain Membership Interest Purchase Agreement (the "Richard Petty Revocable Trust MIPA" and, together with the Medallion MIPA and the Moffitt MIPA, the "MIPAs"), dated as of the date hereof, among the Richard Petty Revocable Trust, the Company and the Buyer pursuant to which the Richard Petty Revocable Trust sells all but 1 unit of its membership interests in the Company.

D. The Company has exercised its right pursuant to Section 12.9 of that certain Amended and Restated Limited Liability Company Agreement of Petty Ware Racing, LLC, effective as of January 1, 2019, to purchase all of Rick Ware Racing's interests in Petty Ware Racing, LLC such that Petty Ware Racing is a 100% owned subsidiary ofthe Company.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Buyer hereby agree as follows:

AGREEMENTS

1. Definitions. For purposes of this Agreement:

(a) "Charter No. 1" means that certain NASCAR Cup Series Charter Member Agreement Number 1 dated February 8, 2016, as modified by an Extension Notice dated February 12, 2020, applicable to Assigned Car Number 43, among NEM and the Specified NASCAR Entities as defined therein.

(b) Charter No.2" means that certain NASCAR Cup Series Charter Member Agreement Number 2 dated February 8, 2016 applicable to Assigned Car Number 51, among NEM and the Specified NASCAR Entities defined therein.

(c) "Charters" means, collectively, Charter No. 1 and Charter No.2.

(d) "Encumbrance" means any security interest, pledge, hypothecation, mortgage, lien (including environmental and tax liens), lease or license recorded in the applicable land records, servient easement, reversion, or other similar encumbrance.

(e) "GAAP'' means United States generally accepted accounting principles and practices in effect from time to time.

(f) "Indebtedness" means, with respect to any Person, (a) all indebtedness of such Person, whether or not contingent, for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Indebtedness of others referred to in clauses (a) through (g) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered), or (iv) otherwise to assure a creditor against loss, (i) all Indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance on property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (j) all interest, fees and prepayments accrued whether or not due on the Indebtedness referred to in clauses (a) through (i), and (k) all prepayment penalties payable in connection with the Indebtedness referred to in clauses (a) through (i).

(g) "Intellectual Property" means, in any and all jurisdictions throughout the world, all (i) inventions and discoveries (whether or not patentable or reduced to practice), patents, patent applications, invention disclosures and statutory invention registrations, (ii) trademarks, service marks, domain names, uniform resource locators, trade dress, slogans, logos, symbols, trade names, brand names and other identifiers of source or goodwill, including registrations and applications for registration thereof and including the goodwill symbolized thereby or associated therewith, (iii) published and unpublished works of authorship, whether copyrightable or not (including software), copyrights therein and thereto, registrations, applications, renewals and extensions therefor, and any and all rights associated therewith, (iv) confidential and proprietary information, including trade secrets, know-how and invention rights, and (v) rights of privacy and publicity.

(h) "Law" means any federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including common law).

(i) "Medallion Entities" means, collectively, CDI-LP Holding, Inc., a Minnesota corporation, Medallion Motorsports, LLC, a Delaware limited liability company and Medallion Financial Corp., a Delaware corporation.

(j) "Moffitts" means Rebecca Moffitt and Brian Moffitt.

(k) "Permitted Encumbrances" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (i) liens for taxes not yet due and payable, for which adequate reserves have been maintained in accordance with GAAP; (ii) Encumbrances imposed by Law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days (and, in each case, such as do not, individually or in the aggregate, materially impair the value or utility of the property encumbered thereby for its current purposes); (iii) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; (iv) survey exceptions, reciprocal easement agreements and other customary encumbrances, including, without limitation, zoning laws, land use restrictions and other applicable Laws, on title to real property that (A) do not, individually or in the aggregate, materially and adversely affect the use of such property for its current purposes; (v) purchase money security interests on personal property incurred in connection with the acquisition of such personal property that cover only the personal property so acquired; (vi) as to any leased assets or properties, rights of the lessors or any Encumbrances created or permitted by such lessors and (vii) any Encumbrances set forth on Section 5(e) of the Disclosure Schedules.

(1) "Person" means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) ofthe Securities Exchange Act of 1934, as amended.

(m) "Petty" means Richard Petty.

(n) "Petty Intellectual Property" means the Intellectual Property licensed to the Company pursuant to the Petty IP License Agreement.

(o) "Petty IP License Agreement" means that certain Trademark and License Agreement, dated as of July 18, 2019, between Petty IP, LLC and the Company.

(p) "Petty Services Agreement" means that certain Personal Services Agreement, dated as of February 11, 2009, among Richard L. Petty, GEMS Management, LLC and other parties thereto, as amended by the First Amendment Letter, dated as of November 24,2010, among Richard Petty, Medallion Capital, Inc. and the Company and the Second Amendment to Personal Services Agreement, dated July 18, 2019, between Richard L. Petty and the Company.

(q) "Richard Petty Revocable Trust" means the Amended and Restated Richard Lee Petty Revocable Trust Agreement dated July 1, 2019.

(r) "Transaction Agreements" means this Agreement and the MIPAs.

2. Sale and Purchase of Preferred Units. The Buyer hereby subscribes for and purchases the Preferred Units, in exchange for a cash capital contribution in the amount of $19,100,000 (the "Consideration"), which is to be immediately distributed in accordance with the Payoff Letter among the Company and the Medallion Entities (the "Payoff Letter"), dated the date hereof, attached as Exhibit A hereto. Subject to the terms and conditions set forth herein, upon the Buyer's execution of this Agreement and its delivery to the Company, the Buyer's obligation to subscribe and pay for the Preferred Units for the Consideration shall be irrevocable, complete and binding. For tax purposes, all forgiveness of indebtedness and related interest will be deemed to occur at 12:01 AM of the Closing Date. The purchase of interests pursuant to the Medallion MIPA and Moffitt MIPA shall be deemed to occur at 11:55 PM of the Closing Date. The purchase of the Preferred Units and the payoff of the debt obligations shall be deemed to occur at 11:59 PM of the Closing Date.

3. Closing. The sale of the Preferred Units referred to in Section 2 shall take place on December 1, 2021 at such time and place as the parties may agree (the "Closing"). Such date is herein referred to as the "Closing Date." On the Closing Date, the Consideration shall be sent by immediate wire transfer in accordance with the Payoff Letter.

4. Buyer Representations and Warranties. The Buyer hereby represents and warrants to the Company as follows:

General

(a) The Buyer is duly organized, validly existing and in good standing under the laws of Nevada, it has the power and authority to own its property and carry on its business as presently conducted, and it is duly qualified to do business and is in good standing in each of the jurisdictions in which the nature of its business so requires or in which it is required for the performance of its obligations under such documents.

(b) The Buyer has the full right, power and authority to execute and deliver this Agreement and to perform all of the Buyer's obligations hereunder and under the other Transaction Agreements and the execution, delivery and performance of this Agreement and the other Transaction Agreements has been duly authorized by all necessary organizational action.

(c) Upon the Buyer's execution and delivery of this Agreement and the other Transaction Agreements, such agreements shall constitute the legal" valid and binding obligation of the Buyer and shall be enforceable against the Buyer in accordance with their terms, except as the enforceability hereof or thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, indemnity, contribution or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether the issues of enforceability is considered in a proceeding in equity or at law) and neither the execution and delivery of such agreements, the consummation of the transactions contemplated hereby or thereby, nor the compliance by the Buyer with any of the provisions hereof or thereof will constitute a breach or default under any agreement or other instrument or obligation to which the Buyer is a party or is otherwise bound.

(d) No Person will be entitled to any broker's, finders or similar fees from the Company or any of its affiliates in connection with the Buyer's acquisition of the Preferred Units pursuant to this Agreement by reason of any action taken by the Buyer.

Access and Receipt of Information

(e) The Buyer has been furnished any and all materials that it has requested relating to the Company and the Offering, and the Buyer has been afforded the opportunity to obtain any additional information necessary to verify the accuracy of any such information. The Company has answered all inquiries that the Buyer has made of it concerning the Company and the Offering.

(f) The Buyer acknowledges that its investment in the Company is governed by the terms of this Agreement and the Operating Agreement, which supersede any summary or description included in any other documentation provided to the Buyer.

Securities Matters

(g) Each of the Buyer and Gallagher is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the "Securities Act").

(h) The Buyer has its principal residence or place of business in Nevada and the offer of the Preferred Units was made to the Buyer in such state, territory or other jurisdiction.

(i) The Buyer is acquiring Preferred Units for its own account and not with an intent to resell or distribute all or any part of such Preferred Units, and the Buyer agrees that the Buyer will not resell, distribute or otherwise dispose of all or any part of such Preferred Units except in compliance with the terms of the Operating Agreement and as permitted by Law, including without limitation the Securities Act.

(j) The Buyer acknowledges that it is not subscribing for the Preferred Units as a result of or pursuant to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media (including any internet site that is not password protected) or broadcast over television or radio, or (ii) any seminar or meeting whose attendees, including the Buyer, had been invited as a result of, or pursuant to, any of the foregoing.

(k) The Buyer acknowledges that the Offering is being made pursuant to an exemption from the registration requirements of the Securities Act, and that, consequently, no materials relating to the Offering have been filed with or reviewed by the U.S. Securities and Exchange Commission (the "SEC"), the Financial Industry Regulatory Authority ("FINRA") or any state securities regulatory agency, and neither the SEC, FINRA nor any state securities regulatory agency has approved or disapproved of the Preferred Units or determined if any materials relating to the Offering are truthful or complete.

(1) The Buyer understands that, in addition to the substantial restrictions on transfer of the Preferred Units contained in the Operating Agreement, the Buyer must bear the economic risks of its investment for an indefinite period of time because the Preferred Units have not been registered under the Securities Act and therefore may not be sold or otherwise transferred unless they are registered under the Securities Act or unless an exemption from such registration is available. The Buyer also understands that the Company does not intend to register the Preferred Units under the Securities Act or to supply the information that may be necessary to enable the Buyer to sell its Preferred Units pursuant to Rule 144 under the Securities Act.

(m) The Buyer has, and the Buyer had immediately prior to receipt of any offer regarding the Company, such knowledge and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the Company. The Buyer understands the nature of an investment in the Company and the risks associated with such an investment. The Buyer understands that there is no guarantee of any financial return on its investment in the Company and that the Buyer risks the loss of capital invested. The Buyer acknowledges that no representations, express or implied, are being made with respect to the Company or otherwise, other than those expressly set forth herein.

(n) The Buyer is able now, and was able at the time of receipt of any offer regarding the Company, to bear the economic risks of its investment in the Company, including the complete loss of the investment.

5. Company Representations and Warranties. The following representations and warranties of the Company relate solely to the Company. The Company acknowledges and confirms, that the Buyer is relying on these representations and warranties in entering into this Agreement and closing on the transaction. Subject to the foregoing, as of the date hereof, the Company makes the following representations and warranties to the Buyer:

(a) Organization, Standing, and Authority. The Company: (i) is duly organized, validly existing, and in good standing under the laws of the State of Delaware; (ii) has all requisite power and authority to own its properties and conduct the Business as it is now being conducted; (iii) is qualified to do business in North Carolina; and (iv) has all requisite power and authority to execute, deliver, and perform this Agreement, and to consummate the transactions contemplated under this Agreement and the other Transaction Agreements. This Agreement, when executed and delivered by the Company will be, legal, valid, and binding obligations of the Company, enforceable against it in accordance with the Agreement's terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium, or similar laws relating to the enforcement of creditors' rights and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(b) Existing Agreements and Governmental Approvals. Subject to the receipt of the NEM Consent (as defined below), the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated under this Agreement do not and will not violate any provisions of Law applicable to the Company or require the consent of any third party or constitute a default under any material contract to which the Company is a party, where such violation or default would have a material adverse effect.

(c) No Insolvency. No insolvency proceeding of any character, including, without limitation, bankruptcy, receivership, reorganization, composition, or arrangement with creditors, voluntary or involuntary, affecting the Company, or any of its assets or properties is pending or, to the actual knowledge ofthe executive officers of Company, threatened.

(d) Taxes. The Company has filed on a timely basis all tax returns it is required to file under federal, state, or local Law and has paid or established an adequate reserve with respect to all taxes for the periods covered by such returns.

(e) Title to Assets. Except as set forth in Section 5(e) of the disclosure schedules attached hereto ("Disclosure Schedules") the Company has good and valid title to, a valid leasehold interest in, or the right to use, all of its material assets other than the Petty Intellectual Property and any other Intellectual Property used or held for use by the Company for which a license to use such Intellectual Property is not required under applicable law (the "Assets"). With the exception of the Petty Intellectual Property, the Assets owned or leased by the Company, or to which the Company has the right to use, constitute all of the properties and assets, including the tangible personal property, necessary for the Company to conduct the Business as currently conducted. None of such Assets owned or leased by the Company is subject to any Encumbrance other than Permitted Encumbrances.

(f) Charters. The Company has good and valid title to Charter No. 1 and, the Company owns 100% of Petty Ware Racing, LLC, which has good and valid title to Charter No.2. Neither of the Charters are subject to any Encumbrance.

(g) Litigation. There are no claims, disputes, actions, suits, proceedings, or investigations pending or, to the actual knowledge of the executive officers of the Company, that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

(h) No Default. No Team Owner Event of Default (as defined in the Charters)) has occurred and is continuing and the Company is in good standing under the Charters.

(i) Indebtedness. Except as set forth on Section 5(i) of the Disclosure Schedule, the Company has not incurred any Indebtedness in excess of $10,000 individually or $50,000 in the aggregate, except for accounts payable in the ordinary course of business.

(j) Sponsorship Agreements. Section 5(j) of the Disclosure Schedule sets forth a complete and accurate list of the entities with which the Company has definitive sponsorship agreements that continue beyond 2021.

(k) Absence of Distributions. Since December 31, 2020, except pursuant to and as contemplated by the Transaction Agreements, the Company has not redeemed any of its equity interests or declared, made or paid any dividends or distributions (whether in cash, securities or other property) to the holders of the equity interests in the Company, outside of the ordinary course of business, and no such dividends or distributions are outstanding.

(1) Absence of Equity Issuances. Since December 31, 2020, except pursuant to and as contemplated by the Transaction Agreements, the Company has not issued or sold any equity interests, notes, bonds or other securities, or any option, warrant or other right to acquire the same, of the Company.

(m) No Other Representations. Except as and to the extent expressly set forth in this Section 5, the Company expressly disclaims any representation or warranty, express, statutory or implied, oral or written, as to the Company, and further disclaims any representation or warranty, express or implied, of merchantability or fitness for a particular purpose.

6. Survival; Defense. The foregoing representations and warranties of the Buyer shall survive the execution and delivery of this Agreement and such Buyer's purchase of the Preferred Units hereunder until the applicable statute of limitations. The Buyer acknowledges and agrees that the foregoing representations and warranties may be used as a defense in any actions relating to the Company or the Offering, and that the Company would not be willing to accept the Buyer's subscription if any such representations and warranties were not true and correct.

7. Covenants

(a) Employees. After the Closing Date, the Company shall use best efforts to encourage all existing employment and independent contractor contracts to which the Company is a party to remain in full force and effect, without amendment, for the duration of each such contract. To the extent any employee or independent contractor of the Company is not subject to an employment or independent contractor contract, as applicable on the Closing Date, Buyer will endeavor to cause the Company to retain as many employees as possible, and Buyer will cause the Company to notify all such Company employees and independent contractors of their respective employment statuses as promptly as possible following the Closing Date. With respect to each applicable employee's period of employment with the Company, the Company shall be responsible and liable for any salary, wages, bonuses, commissions, or sick-leave time; profit sharing or pension benefits; and any other compensation or benefits, as well as any actions or causes of action, including, but not limited to, unemployment compensation claims and worker's compensation claims and claims for race, age, and sex discrimination and sexual harassment that any of the Company's employees assert against the Company relating to the period of employment with the Company. The Company shall further be responsible for all rights of the Company's employees under the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA). The provisions of this Section 8(a) shall survive Closing.

(b) Services Agreement. The Company shall, and the Buyer shall cause the Company to, maintain in full force and effect, the Petty Services Agreement as it is in effect as of the date hereof.

(c) IP Agreement. The Company shall, and the Buyer shall cause the Company to, maintain in full force and effect, the Petty IP License Agreement as it is in effect as of date hereof.

(d) Operation of the Team. The Buyer shall cause the Company, and the Company shall, operate the Charters and the Team consistent with the best practices of a NASCAR Cup Series team, and shall remain in full compliance with each of the Charters, under the name agreed upon pursuant to the license granted pursuant to the Petty IP License Agreement. The Buyer and Gallagher shall ensure that the Company has reasonably sufficient funding to operate the Team in a competitive manner, and shall provide the Company with such funding as is necessary to supplement sponsor income in furtherance of such objective.

(e) Charter Change of Control. The Company covenants and agrees to execute, acknowledge and deliver all further acts and instruments as shall be required by NEM to fully carry out the transfer of the Charters as contemplated by this Agreement, the MIPAs and the Operating Agreement Amendment and to use its reasonable best efforts to obtain approval by NEM of such transfer (such approval, the "NEM Consent"). Obtaining the NEM Consent is a condition to consummation of the transactions contemplated hereby. To the extent any fees are due in connection with such NEM Consent, such fees will be paid by the Company or Buyer/Gallagher as applicable.

8. Tax Matters. The Company shall comply with the tax covenants and provisions contained in Article VIII of each of the MIPAs.

9. Amendment. This Agreement may be amended only in writing and with the consent of the Buyer and the Company.

10. Notices. All notices, consents, waivers and other communications required hereunder shall be in writing and shall be either delivered by hand, delivered by electronic mail or mailed by registered or certified mail or by a nationally recognized overnight delivery service, postage prepaid, or as otherwise may be specifically required by the Company, if to the Buyer, to the Buyer at the electronic mail address or physical address set forth on the signature page to this Agreement, and if to the Company, to the electronic mail address of the Managers or the physical address of the Company's principal place of business (to the attention of the Managers). Each such notice or other communication shall be deemed to have been duly given and to be effective (a) if delivered by hand, immediately upon delivery if delivered on a business day during normal business hours and, if otherwise, on the next business day, (b) if delivered by electronic mail, on the calendar day immediately following the day on which such transmission was sent, (c) if mailed, on the fourth business day following deposit in the United States mail, or (d) if sent by a nationally recognized overnight delivery service, on the day of delivery by such service or, if not a business day, on the first business day after delivery.

11. Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, any consents, waivers, amendments and modifications which may hereafter be executed, and certificates and other information previously or hereafter furnished to any party hereto, may be reproduced by any party by any photographic, microfilm, miniature photographic, electronic data storage or other similar process, and any party may destroy any original document so reproduced. The parties hereto agree and stipulate that any such reproduction shall be as admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence) and that enlargement, fax or further reproduction of such reproduction shall likewise be admissible in evidence.

12. Waiver of Compliance; Consents. The rights and remedies of the parties set forth in this Agreement are cumulative and not alternative and may be exercised concurrently or separately. No failure or delay by any party in exercising any right, power, or privilege under this Agreement shall operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege shall preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless such waiver or renunciation is set forth in a signed writing, (b) no waiver that may be given by a party shall be applicable except in the specific instance for which it is given, and (c) no notice to or demand on one party shall be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement. Any consent required or permitted by this Agreement is binding only if in writing.

13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, without regard to the conflict of laws principles thereof.

14. Jurisdiction, Venue and Service of Process. If any party commences a lawsuit or other proceeding relating to or arising from this Agreement, the parties hereto agree that the Federal U.S. District Court, having jurisdiction over cases in the County of Mecklenburg, State of North Carolina shall have sole and exclusive jurisdiction over any such proceeding. If all such courts lack federal subject matter jurisdiction, the parties agree that the courts of the State of North Carolina, located in the County of Mecklenburg shall have sole and exclusive jurisdiction. The parties (a) agree that any of these courts shall be proper venue for any such lawsuit or judicial proceeding, (b) waive any objection to such venue, (c) consent to and agree to submit to the jurisdiction of any of the courts specified herein and agree to accept service of process to vest personal jurisdiction over them in any of these courts, and (d) agree that process in any action or proceeding referred to herein may be served on any party anywhere in the world.

15. Severability. If any provision of this Agreement or the application thereof to any person, entity or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by Law.

16. Counterparts. This Agreement may be executed simultaneously in multiple counterparts, each of which shall be deemed an original and all of which, when taken together, constitute one and the same document. The signature of any party to any counterpart shall be deemed a signature, and may be appended, to any other counterpart.

17. Integration. This Agreement and the other Transaction Agreements set forth the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersede all prior written and oral statements, including any prior representation, statement, condition or warranty.

18. Further Assurances. At any time or from time to time after the date hereof, the Buyer shall cooperate in good faith with the Company and, at its request, execute and deliver any further instruments or documents and take all such further action as the Company may deem reasonably necessary or advisable to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder. Furthermore, the Company may request from the Buyer such additional information as it may deem necessary to evaluate the eligibility of the Buyer to acquire or hold Preferred Units, and may request from time to time such information as it may deem necessary to determine the Company's compliance with applicable law, and the Buyer agrees to provide such information as soon as practicable following any such request. The Buyer shall notify the Company promptly if there is any change with respect to any of the information or representations pertaining to the Buyer contained herein.

19. Binding Provisions. This Agreement is binding upon, and inures to the benefit of, the parties hereto and their respective heirs, executors, administrators, personal and legal representatives, successors and permitted assigns.

20. Specific Performance. The parties recognize that irreparable injury will result from a breach of any provision of this Agreement and that money damages will be inadequate to fully remedy the injury. Accordingly, in the event of a breach or threatened breach of one or more of the provisions of this Agreement, any party that may be injured (in addition to any other remedies which may be available to that party), shall be entitled to one or more preliminary or permanent orders restraining and enjoining any act which would constitute a breach or compelling the performance of any obligation which, if not performed, would constitute a breach.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

WARP SPEED, LLC
By:
	Name:	Maurice J. Gallagher, Jr.
	Title:	President

MAURICE J. GALLAGHER, JR.
By:
	Name:	Maurice J. Gallagher, Jr.

RPAC RACING, LLC
By:
Name:	Brian Moffitt
Title:	CEO

[Signature Page to Preforred Unit Subscription Agreement]